WADDELL & REED FUNDS, INC. TOTAL RETURN FUND
                     WADDELL & REED FUNDS, INC. GROWTH FUND
                 WADDELL & REED FUNDS, INC. MUNICIPAL BOND FUND
               WADDELL & REED FUNDS, INC. LIMITED-TERM BOND FUND
              WADDELL & REED FUNDS, INC. INTERNATIONAL GROWTH FUND
                 WADDELL & REED FUNDS, INC. ASSET STRATEGY FUND
                       6300 Lamar Avenue, P. O. Box 29217
                      Shawnee Mission, Kansas  66201-9217

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 July 24, 1997

To Shareholders:

     Notice is hereby given that a Special Meeting of the shareholders of each of the series of shares set forth above (each, a "Fund" and collectively, the "Funds"), respectively, of Waddell & Reed Funds, Inc. (the "Corporation"), will be held at 6300 Lamar Avenue, Overland Park, Kansas, on the 24th day of July, 1997, at 10:00 a.m., local time, or any adjournment(s) thereof, for the following purposes:

     1.   To elect the Board of Directors of the Corporation;

     2. To ratify the selection of Deloitte & Touche LLP as independent accountants of the Corporation for its current fiscal year;



     3. For each Fund: To approve or disapprove changes to certain of its fundamental investment policies and restrictions;

     4. For Asset Strategy Fund only: To approve or disapprove a change in its goal;

     5. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     The Board of Directors of the Corporation has fixed the close of business on May 7, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. You are entitled to vote at the meeting and any adjournment(s) thereof if you owned shares of any of the Funds at the close of business on May 7, 1997. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and properly return the enclosed proxy card(s) in the enclosed postage-paid envelope. If you do not sign and return your proxy card(s), the Fund(s) may incur the additional expense of subsequent mailings in order to have a sufficient number of cards signed and returned.

     Retain this Notice and Proxy Statement. This is a joint Notice and Proxy Statement for the above-named Funds. The shares you own in a particular Fund may only be voted with respect to that Fund. If you own shares in more than one of the Funds listed, please vote with respect to each Fund on the proxy card provided with respect to that Fund. Please sign, date and return any and all proxy cards that are mailed to you.


   May 28, 1997                    By Order of the Board of Directors
                              Sharon K. Pappas, Secretary

                  WADDELL & REED FUNDS, INC. TOTAL RETURN FUND
                     WADDELL & REED FUNDS, INC. GROWTH FUND
                 WADDELL & REED FUNDS, INC. MUNICIPAL BOND FUND
               WADDELL & REED FUNDS, INC. LIMITED-TERM BOND FUND
              WADDELL & REED FUNDS, INC. INTERNATIONAL GROWTH FUND
                 WADDELL & REED FUNDS, INC. ASSET STRATEGY FUND

                       6300 Lamar Avenue, P. O. Box 29217
                      Shawnee Mission, Kansas  66201-9217

                                PROXY STATEMENT
INTRODUCTION

     This document is a proxy statement with respect to Waddell & Reed Funds, Inc. (the "Corporation") furnished in connection with the solicitation of proxies by the Corporation's Board of Directors to be used at the Corporation's special meeting of shareholders ("Meeting") or any adjournment(s) thereof. The Meeting will be held on July 24, 1997, 10:00 a.m. local time, at 6300 Lamar Avenue, Overland Park, Kansas, for the purposes set forth in the attached Notice of the Meeting. This Proxy Statement is being first mailed to shareholders on or about May 28, 1997.



     The Corporation has six series of shares outstanding, each of which represents a separate investment portfolio, as follows: Total Return Fund, Growth Fund, Limited-Term Bond Fund, Municipal Bond Fund, International Growth Fund and Asset Strategy Fund. (The series listed above are referred to in this Proxy Statement, collectively, as the "Funds" and individually, as a "Fund.")

     The name of each Fund is set forth below, along with the proposals to be voted on by the shareholders of that Fund.

                                          Proposals Applicable
          Fund Name                       to Fund
Waddell & Reed Funds, Inc.
   Total Return Fund                      1, 2, 3
   Growth Fund                            1, 2, 3
   Municipal Bond Fund                    1, 2, 3
   Limited-Term Bond Fund                 1, 2, 3
   International Growth Fund              1, 2, 3
   Asset Strategy Fund                    1, 2, 3, 4

     One-third of the shares outstanding on the record date, May 7, 1997 ("Record Date"), represented in person or by proxy, of the Fund must be present for the transaction of business at the Fund's Meeting. In the event that a quorum is not present, or if a quorum is present at the Meeting but sufficient votes to approve any one of the Proposals are not received, the persons named as proxies (or their substitutes) may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR such Proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on one or more of the Proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.
     The individuals named as proxies (or their substitutes) in the enclosed proxy card (or cards if you have multiple accounts) will vote in accordance with your directions as indicated thereon if your proxy is received properly executed. You may direct the proxy holders to vote your Fund shares on a Proposal applicable to that Fund by checking the appropriate box "For" or "Against," or instruct them not to vote those shares on the Proposal by checking the "Abstain" box. Alternatively, you may simply sign, date and return your proxy card(s) with no specific instructions as to the Proposals. If you properly execute your proxy and give no voting instructions with respect to a Proposal on which you are entitled to vote, your shares will be voted FOR the Proposal.

     The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. Each full share issued and outstanding on the Record Date, whether Class B or Class Y, is entitled to one vote, and each fractional share issued and outstanding on the record date is entitled to a proportionate share of one vote. The Class B and Class Y shareholders of each Fund vote together with respect to each Proposal that affects their Fund, except that all Class B and Class Y shareholders of all the Funds vote together with respect to the election of Directors (Proposal 1) and the ratification of independent accountants (Proposal 2).

     Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. ``Broker non-votes'' are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to one or more Proposals because instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power.

     You may revoke your proxy with respect to a Fund: (a) at any time prior to its exercise by written notice of its revocation to the Secretary of the Fund at the above address prior to the Meeting; (b) by the subsequent execution and return of another proxy prior to the Meeting; or (c) by being present and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of your proxy.

     Information as to the number of outstanding shares of each Fund, and class thereof, as of the Record Date, is set forth in Exhibit A. A listing of the owners of more than 5% of any class of a Fund as of April 30, 1997, is set forth in Exhibit B. To the knowledge of each Fund's management, the executive officers and Directors of the Corporation, as a group, owned less than 1% of the outstanding shares of each Fund as of April 30, 1997.

     Copies of each Fund's most recent annual and semi-annual reports have been sent to shareholders of that Fund on or before the mailing of this Proxy Statement. Shareholders of any Fund may obtain, free of charge, copies of that Fund's annual and semi-annual reports by writing to Waddell & Reed, Inc. at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, KS 66201-9217 or calling (800) 366-5465.

        THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THESE PROPOSALS AND
               RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH OF THEM.
                       PROPOSAL 1: ELECTION OF DIRECTORS

     The persons set forth below have been nominated for election as Directors of the Corporation, and each has consented to his or her nomination and agreed to serve if elected. Each nominee is currently a Director of the Corporation, except James M. Concannon and John A. Dillingham, and each present Director serves pursuant to election by Shareholders, except Ronald K. Richey, who was elected by the other Directors effective May 1, 1993, Linda Graves and Eleanor
B. Schwartz, each of whom were elected by the other Directors effective July 12, 1995, and William L. Rogers and Frank J. Ross, Jr., each of whom were elected by the other Directors effective October 16, 1996. If any of the nominees should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election.

     The names of the Corporation's Directors, persons nominated to become Directors, and executive officers, their respective offices, and principal occupations during the last five years are set forth below.

Directors and Nominees of the Funds



     As of the date of this Proxy Statement, six of the Corporation's Directors were "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of Waddell & Reed Investment Management Company, the investment manager of each Fund ("WRIMCO"), and Waddell & Reed, Inc., each Fund's principal underwriter ("W&R"). The Directors who are "interested persons" are indicated as such by an asterisk. Messrs. Morgan, Richey, and Tucker are interested persons because they are present or former officers, directors and/or shareholders of Waddell & Reed, Inc. and/or certain of its affiliates. Mr. Hayes and Ms. Graves are interested persons because of their ownership of shares of Torchmark Corporation, which indirectly controls WRIMCO and Waddell & Reed, Inc., and because Ms. Graves is a member of Mr. Richey's immediate family. Mr. Ross is an interested person because he is a partner in a law firm which has acted as legal counsel for W&R. Each of the Corporation's Directors, and nominees for Director, is also a Director of each of the funds in the Fund Complex, and each of the Corporation's officers listed below is also an officer of each of the funds in the Fund Complex. For purposes of this section, the term "Fund Complex" includes the Corporation, with its six series, each of the seventeen funds in the United Group, which consists of fourteen corporate entities, and TMK/United Funds, Inc., with eleven portfolios, each of which is managed by WRIMCO. Its address is the same as that for W&R. A table indicating each Director's and nominee's ownership of Fund shares is attached hereto as Exhibit C.

     RONALD K. RICHEY* (age 70) -- Director of the Corporation since May 1, 1993; Chairman of the Board of Directors of the Corporation; Chairman of the Board of Directors of Waddell & Reed Financial Services, Inc., United Investors Management Company and United Investors Life Insurance Company; Chairman of the Board of Directors and Chief Executive Officer of Torchmark Corporation; Chairman of the Board of Directors of Vesta Insurance Group, Inc.; formerly, Chairman of the Board of Directors of W&R. Father of Linda Graves, Director of the Corporation.
     KEITH A. TUCKER* (age 52) -- Director of the Corporation since September 21, 1992. President of the Fund; President, Chief Executive Officer and Director of Waddell & Reed Financial Services, Inc.; Chairman of the Board of Directors of WRIMCO, W&R, Waddell & Reed Services Company, Waddell & Reed Asset Management Company and Torchmark Distributors, Inc., each an affiliate of Waddell & Reed, Inc.; Vice Chairman of the Board of Directors, Chief Executive Officer and President of United Investors Management Company; Vice Chairman of the Board of Directors of Torchmark Corporation; Director of Southwestern Life Corporation; formerly, partner in Trivest, a private investment concern; formerly, Director of Atlantis Group, Inc., a diversified company.

     HENRY L. BELLMON (age 75) -- Director of the Corporation since September 21, 1992. Rancher; Professor, Oklahoma State University; formerly, Governor of Oklahoma.

     DODDS I. BUCHANAN (age 66) -- Director of the Corporation since September 21, 1992. Advisory Director, The Hand Companies, an actuarial consulting company; President, Buchanan Ranch Corporation; formerly, Senior Vice President and Director of Marketing Services, The Meyer Group of Management Consultants; formerly, Professor and Chairman of Marketing, College of Business, University of Colorado.

     JAMES M. CONCANNON (age 49) -- Dean and Professor of Law, Washburn University School of Law.

     JOHN A. DILLINGHAM (age 58) -- Director and consultant, McDougal Construction Company; formerly Senior Vice President-Sales and Marketing, Garney Companies, Inc., a specialty utility contractor.

     LINDA GRAVES* (age 43) -- Director of the Corporation since July 12, 1995. First Lady of Kansas; formerly, partner, Levy and Craig, P.C., a law firm. Daughter of Ronald K. Richey, Chairman of the Board of the Corporation.

     JOHN F. HAYES* (age 77) -- Director of the Corporation since September 21, 1992. Director, Central Bank and Trust; Director, Central Kansas Bankshares; Director, Central Properties, Inc.; Chairman, Gilliland & Hayes, P.A., a law firm; formerly, President, Gilliland & Hayes, P.A.

     GLENDON E. JOHNSON (age 73) -- Director of the Corporation since September 21, 1992. Director and Chief Executive Officer of John Alden Financial Corporation and subsidiaries.

     WILLIAM T. MORGAN* (age 69) -- Director of the Corporation since September 21, 1992. Retired; formerly, Chairman of the Board of Directors and President of the Corporation (Mr. Morgan retired as Chairman of the Board of Directors and President of the Corporation on April 30, 1993); formerly, President, Director and Chief Executive Officer of WRIMCO and W&R; formerly, Chairman of the Board of Directors of Waddell & Reed Services Company; formerly, Director of Waddell & Reed Asset Management Company, United Investors Management Company and United Investors Life Insurance Company, affiliates of W&R.

     WILLIAM L. ROGERS (age 50) -- Director of the Corporation since October 16, 1996. Principal, Colony Capital, Inc., a real estate-related investment company; formerly, partner in Trivest, a private investment concern.

     FRANK J. ROSS, JR.* (age 44) -- Director of the Corporation since October 16, 1996. Partner, Polsinelli, White, Vardeman & Shalton, a law firm.
     ELEANOR B. SCHWARTZ (age 60) -- Director of the Corporation since July 12, 1995. Chancellor, University of Missouri-Kansas City; formerly, Interim Chancellor, University of Missouri-Kansas City.

     FREDERICK VOGEL III (age 61) -- Director of the Corporation since September 21, 1992. Retired.

     PAUL S. WISE (age 76) -- Director of the Corporation since September 21, 1992. Director of Potash Corporation of Saskatchewan, a fertilizer company.

     Based on the recommendation of the Corporation's Nominating Committee, at the meeting of the Board of Directors on April 23, 1997, the Directors of the Corporation, including Directors who are not "interested persons" of the Corporation, as defined in the 1940 Act ("Independent Directors"), unanimously approved the nomination of the foregoing persons to serve or continue to serve as Directors, as applicable, and directed that the election of these nominees be submitted to the Corporation's shareholders.

     The Board of Directors of the Corporation met six times during each Fund's fiscal year ended March 31, 1996. Except for Messrs. Rogers and Ross, who were elected to the Corporation's Board of Directors effective October 16, 1996, each nominee for re-election as Director attended at least 75% of the meetings of the Board and each of its committees on which he or she serves during the Corporation's most recent fiscal year.

     The Corporation has an Audit Committee that reviews and evaluates the audit function, including recommending to the Directors the independent public accountants to be selected for the Corporation. The Audit Committee currently consists of Messrs. Buchanan (Chairman) and Vogel, and Ms. Schwartz, each of whom is an Independent Director, and Messrs. Morgan and Hayes. Each was elected to the Audit Committee on August 30, 1995. The Corporation's Audit Committee met four times during the Corporation's most recent fiscal year.

     The Corporation also has a Nominating Committee that is responsible for the selection and nomination of the Independent Directors. The Nominating Committee currently consists of Messrs. Johnson and Wise, each of whom is an Independent Director. The Corporation's Nominating Committee met twice during the Corporation's most recent fiscal year. The Nominating Committee generally does not consider unsolicited Director nominations recommended by shareholders.

     Officers and Directors who are affiliated persons of the Corporation, as defined in the 1940 Act, receive no salary, fees, or compensation from the Fund. Each of the Directors, other than Messrs. Richey and Tucker, receives $44,000 per year, plus $1,000 for each meeting of the Board of Directors attended, plus reimbursement of expenses of attending such meeting, and $500 for each committee meeting attended which is not in conjunction with a Board of Directors meeting. The fees and reimbursed expenses paid to the Directors are divided among the Funds, the United Group and TMK/United Funds, Inc.

     During the Corporation's fiscal year ended March 31, 1997, the Corporation's Directors received the following fees for service as a director:
                               COMPENSATION TABLE

                                                    Total
                         Aggregate               Compensation
                        Compensation           From Corporation
                            From                   and Fund
Director                Corporation                Complex
--------                ------------             ------------
Ronald K. Richey         $     0                  $     0
Keith A Tucker                 0                        0
Henry L. Bellmon           1,702                   50,000
Dodds I. Buchanan          1,702                   50,000
Linda Graves               1,702                   50,000
John F. Hayes              1,702                   50,000
Glendon E. Johnson         1,666                   49,000
William T. Morgan          1,702                   50,000
William L. Rogers            870                   24,000
Frank J. Ross, Jr.           870                   24,000
Eleanor B. Schwartz        1,673                   49,000
Frederick Vogel III        1,702                   50,000
Paul S. Wise               1,702                   50,000

*The officers are paid by WRIMCO or its affiliates. No pension or retirement benefits have been accrued as a part of Fund expenses.

     The Board of Directors of the Corporation has created an honorary position of Director Emeritus. The Director Emeritus policy provides that an incumbent Director who has attained the age of 75 and was initially elected as a Director prior to May 31, 1993, may, or if initially elected as a Director on or after May 31, 1993, must, resign his or her position as a Director and, unless he or she elects otherwise, will serve as a Director Emeritus provided that the Director has served as a Director of the Corporation for at least five years, which need not have been consecutive. A Director Emeritus receives an annual fee from the Corporation in an amount equal to the annual retainer he or she was receiving at the time he or she resigned as a Director; provided that a Director initially elected to a Board of Directors on or after May 31, 1993, receives such annual fee for a period of three years commencing upon the date the Director began his or her service as a Director Emeritus or in an equivalent lump sum. A Director Emeritus receives fees in recognition of his or her past services, whether or not services are rendered in his or her capacity as Director Emeritus, but has no authority or responsibility with respect to management of the Corporation. Messrs. Jay B. Dillingham and Doyle Patterson currently serve as Directors Emeritus.

     If elected, the Directors will hold office without limit in time except (a) any Director may resign, (b) any Director may be removed by Policyholders upon an affirmative vote of a majority of all the shares entitled to be cast for the election of Directors, and (c) in connection with the Director Emeritus policy described above.

Executive Officers of the Funds

     The executive officers of the Corporation, other than those who serve as Directors, are set forth below. Each executive officer, as such, is an "interested person" of the Corporation. Each executive officer set forth below holds the same position with the United Group and TMK/United Funds, Inc.
     Robert L. Hechler (age 60) -- Vice President and Principal Financial Officer of the Corporation since 1992; Vice President, Chief Operations Officer, Director and Treasurer of Waddell & Reed Financial Services, Inc.; Executive Vice President, Principal Financial Officer, Director and Treasurer of WRIMCO; President, Chief Executive Officer, Principal Financial Officer, Director and Treasurer of W&R; Director and Treasurer of Waddell & Reed Asset Management Company; President, Director and Treasurer of Waddell & Reed Services Company; Vice President, Treasurer and Director of Torchmark Distributors, Inc.

     Henry J. Herrmann (age 54) -- Vice President of the Corporation since 1992; Vice President, Chief Investment Officer and Director of Waddell & Reed Financial Services, Inc.; Director of W&R; President, Chief Executive Officer, Chief Investment Officer and Director of WRIMCO and Waddell & Reed Asset Management Company; Senior Vice President and Chief Investment Officer of United Investors Management Company.

     Theodore W. Howard (age 54) -- Vice President, Treasurer and Principal Accounting Officer of the Corporation since 1992; Vice President of Waddell & Reed Services Company.

     Sharon K. Pappas (age 38) -- Vice President and Secretary of the Corporation since 1992, General Counsel of the Corporation since 1994; Vice President, Secretary and General Counsel of Waddell & Reed Financial Services, Inc.; Senior Vice President, Secretary and General Counsel of WRIMCO and W&R; Director, Senior Vice President, Secretary and General Counsel of Waddell & Reed Services Company; Director, Secretary and General Counsel of Waddell & Reed Asset Management Company; Vice President, Secretary and General Counsel of Torchmark Distributors, Inc.; formerly, Assistant General Counsel of each Fund, WRIMCO, Waddell & Reed Financial Services, Inc., W&R, Waddell & Reed Asset Management Company and Waddell & Reed Services Company.

     Required Vote: The election of Directors of the Corporation requires the favorable vote of the holders of a plurality of the shares cast in person or by proxy, provided a quorum is present.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

     PROPOSAL 2: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE
                     CORPORATION'S INDEPENDENT ACCOUNTANTS

     Discussion. Deloitte & Touche LLP has been selected by the Board of Directors, with the approval of the Audit Committee, as the Corporation's independent public accountants for the current fiscal year. The shareholders of each Fund are entitled to vote for or against the ratification of the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has advised the Corporation that neither it nor any of its partners has any direct or indirect financial interest or connection (other than as independent accountants) in or with the Corporation or any of its affiliates. Deloitte & Touche LLP has been given the opportunity to make a statement at the Meeting if it so desires. Deloitte & Touche LLP is not expected to have a representative present at the Meeting but will be available should any matter arise requiring its presence.

     On November 5, 1996, Price Waterhouse LLP, the then independent accountants of the Corporation, resigned as the independent accountants of the Corporation. Price Waterhouse LLP audited the Corporation's financial statements during the two most recent fiscal years that ended on March 31, 1996, and for the period from April 1, 1996 through November 5, 1996. During such period, the Corporation did not have any disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in its report on the financial statements for such periods.

     Price Waterhouse LLP did not, at any time during the Corporation's two most recent fiscal years, and any subsequent interim period, advise the Corporation
(i) that internal controls necessary for the Corporation to develop reliable financial statements did not exist, (ii) that it had received information that led it to no longer be able to rely on management's representations that made it unwilling to be associated with the financial statements prepared by management,
(iii) of the need to expand significantly the scope of its audit or that it had received information that if further investigated may materially impact the fairness or reliability of a previously issued or subsequent audit report or the underlying financial statements or cause it to be unwilling to rely on management's representations or be associated with the financial statements prepared by management, or (iv) that it had received information that it concluded materially impacted the fairness or reliability of a previously issued or subsequent audit report or the underlying financial statements. Price Waterhouse LLP did not so expand any such audit or conduct further investigation, and no issues existed which were not resolved to the accountants' satisfaction prior to resignation.

     Required Vote: Approval of this Proposal 2 requires the affirmative vote of a majority of outstanding securities of the Corporation, provided a quorum is present.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PROPOSAL 3:  APPROVAL OF CHANGES TO CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS
                           AND POLICIES OF EACH FUND

        The following table identifies generally the proposed changes and Funds affected as discussed further below.

Proposal                       Action Proposed    Fund(s) Affected

3.1  Repurchase Transactions   Elimination        Municipal Bond Fund

3.2  Options, Commodities and  Modification       All Funds
     Futures

3.3  Margin Purchases          Modification       All Funds

3.4  Short Sales               Modification       All Funds

3.5  Warrants and Rights       Elimination        Growth Fund,
                                                  International Growth
                                                  Fund, Limited-Term Bond
                                                  Fund and Total Return
                                                  Fund

3.6  Arbitrage Transactions    Elimination        All Funds, except Asset
                                                  Strategy Fund
3.7  Securities Owned by       Elimination        All Funds
     Certain Persons

3.8  Loans                     Modification       All Funds



     Reasons for the Proposed Changes. Pursuant to the 1940 Act, each of the Funds has adopted certain fundamental investment restrictions and policies, which are set forth in the Fund's prospectus or statement of additional information, and which may be changed only with shareholder approval. Restrictions and policies that a Fund has not specifically designated as being fundamental are considered to be "non-fundamental" or "operating" and may be changed by the Board of Directors without shareholder approval.

     Certain of the fundamental restrictions that the Funds have adopted in the past reflect business or industry conditions or practices or federal requirements that are no longer in effect. Other fundamental restrictions reflect regulatory requirements that remain in effect, but which are not required to be stated as fundamental, or in some cases even as non-fundamental, restrictions. Also, in some cases, substantially similar fundamental restrictions have been phrased in slightly different ways, sometimes resulting in minor but unintended differences in effect or potentially giving rise to unintended differences in interpretation. Finally, on October 11, 1996, the National Securities Markets Improvement Act of 1996 (the "NSMIA") was enacted. The NSMIA created a national system of regulating mutual funds by preempting certain state securities or "blue sky" laws that apply to mutual funds. Therefore, certain of the fundamental restrictions reflect state regulatory requirements with which the Funds are no longer required to comply.

     Accordingly, the Board of Directors of the Corporation has approved revisions to certain of the Fund's fundamental restrictions in order to simplify, modernize and standardize certain investment restrictions that are required to be fundamental, and to eliminate certain fundamental restrictions that are not legally required. In several instances, if an existing fundamental restriction is eliminated because it is not required to be fundamental, the Fund intends to implement a similar restriction as a non-fundamental, operating policy.

     The Board of Directors believes that eliminating disparities among certain of the Funds' fundamental restrictions will enhance WRIMCO's ability to manage efficiently and effectively the Funds' assets in changing regulatory and investment environments and will facilitate monitoring of compliance with fundamental and non-fundamental investment limitations. In addition, by reducing those policies that can be changed only by shareholder vote, each Fund will be able to avoid the costs and delays associated with a shareholder meeting when making changes to its investment policies that, at a future time, the Board of Directors may consider desirable. Although the proposed changes in fundamental restrictions will allow the Funds greater investment flexibility to respond to future investment opportunities, the Board of Directors does not anticipate that the changes, individually or in the aggregate, will result at this time in a material change in the level of investment risk associated with an investment in any Fund.

     With respect to investments in options, futures contracts and other derivative instruments, the Board of Directors determined that the current policies for certain Funds unnecessarily restrict these Funds from taking advantage of potential investment and risk management opportunities and techniques. The Board of Directors accordingly considered and approved modifications to certain of the Fund's fundamental restrictions, as well as elimination of certain other fundamental restrictions, that would provide the Funds greater flexibility to attempt to enhance income or yield and to attempt to hedge their investments through the use of options on securities (including index options), options on foreign currencies, futures contracts for the purchase or sale of instruments based on financial indices (including interest rates or an index of U.S. Government or foreign government securities or equity or debt securities) and futures contracts on foreign currencies or debt securities (hereinafter "futures contracts"), and options on futures contracts, forward contracts, swaps and swap-related products, and indexed securities. Exhibit D attached hereto sets forth a summary of the features of options, futures contracts, forward contracts, swaps and certain swap-related products, and indexed securities, and the potential uses and risks of these investments.

     For certain Funds, the Board of Directors has determined that the Fund would benefit from having greater flexibility with respect to purchasing and selling options, futures contracts and other derivative instruments. The Board of Directors has concluded that amendment and/or elimination of the Fund's current fundamental investment restrictions regarding commodities, options, and other derivative instruments as set forth in sub-proposal 3.2 is in the best interests of each Fund and its shareholders.

     The text and a summary description of each proposed change to the affected Funds' fundamental restrictions are set forth below. For purposes of the discussion of each proposed change, the terms "Fund" or "Funds" refer only to those Funds named as to which the change applies.



     Shareholders should refer to Exhibit E to this Proxy Statement for the text of the existing fundamental restrictions that are proposed to be amended or eliminated. Shareholders should note, however, that certain of the fundamental restrictions that are treated separately below currently are combined within a single existing fundamental restriction.

     The text below also describes those operating policies that the Funds intend to implement in conjunction with the elimination of fundamental restrictions under this Proposal 3. To the extent that a current fundamental investment restriction is replaced by a non-fundamental, operating policy, such operating policy could in the future be changed by the Board of Directors without approval of the affected shareholders, subject to such disclosure to existing and prospective investors as may be required by law.

     If approved by the shareholders of the affected Fund, the amendment or elimination of fundamental investment restrictions shall become operative concurrently with the effectiveness of an amendment to the Fund's registration statement describing the same. If a Proposal is not approved as to a particular Fund, the Fund's corresponding current investment restriction will remain unchanged.

3.1  Elimination of Fundamental Restriction Regarding Repurchase Transactions

     Fund to which this change applies: Municipal Bond Fund.

     Discussion: Municipal Bond Fund has a fundamental investment restriction that prohibits it from engaging in repurchase transactions. WRIMCO believes that the Fund would benefit from having the flexibility to enter into repurchase agreements, which are commonly used by mutual funds for the short-term investment of cash. In general, a repurchase agreement is an arrangement under which the Fund would buy a security and the seller would simultaneously agree to repurchase the security at a specified time and price that reflects a market rate of interest. For certain purposes, a repurchase agreement is viewed as a loan by a fund that is collateralized by the security which is the subject of the transaction.

     If sub-proposal 3.1 is approved by the shareholders of Municipal Bond Fund, the Fund will eliminate its current restriction prohibiting its use of repurchase arrangements. The Fund's repurchase agreements will be structured so as to fully collateralize the loans. In other words, the value of the underlying securities, which will be held by the Fund's custodian bank or by a third party that qualifies as a custodian under Section 17(f) of the 1940 Act, is, and during the entire term of the agreement will remain, at least equal to the value of the loan, including the accrued interest earned thereon. To reduce the risk of loss if the selling party were to default on its obligation to repurchase and the value of the underlying security declined, the Fund will enter into repurchase agreements only with those entities such as the Fund's custodian bank and recognized securities dealers approved by WRIMCO on the basis of criteria established by the Board of Directors, and WRIMCO will monitor the market value of the underlying security during the term of the agreement.

     Repurchase agreements will generate taxable income to the Fund and will accordingly be subject to the Fund's current limit on taxable income. Repurchase agreements not terminable within seven days will be considered illiquid and subject to the Fund's limits on illiquid investments.

3.2 Modification of Fundamental Restriction Regarding Options, Commodities, Forward Contracts and/or Futures Contracts

     Funds to which this change applies:  All Funds.

     Discussion: Approval of this sub-proposal 3.2 by the shareholders of a Fund would modify that Fund's fundamental investment restriction regarding investments in physical commodities, commodities and commodity contracts.

     If this sub-proposal 3.2 is adopted by the shareholders of a Fund, that Fund intends to implement a non-fundamental, operating policy, which could be changed by the Board of Directors of the Fund without the approval of shareholders of the Fund, regarding investment in derivative instruments for that Fund, as described below.

     The primary purpose of this sub-proposal 3.2 is to authorize each Fund to engage in certain transactions in options, futures contracts, and other derivative instruments, which will provide the Fund greater flexibility in the management of its investments. WRIMCO believes that it is desirable for the Funds to be able to engage in options, futures contracts and other derivative instruments in order to enhance income or yield to hedge portfolio positions, as may be permitted under applicable law and regulations and in a manner that is consistent with that Fund's goal(s) and investment policies.

     Proposed Fundamental Investment Restriction and New Non-Fundamental, Operating Policy: The fundamental investment restriction for each Fund (other than Asset Strategy Fund) governing options, commodities, commodity contracts, futures contracts and other derivative instruments is proposed to be revised to provide as follows:

     The Fund may not purchase or sell physical commodities; however, this policy shall not prevent the Fund from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

        The fundamental investment restriction for Asset Strategy Fund governing options, commodities, commodity contracts, futures contracts and other derivative instruments is proposed to be revised to provide as follows:

     The Fund may not purchase or sell physical commodities, except that the Fund may purchase and sell precious metals for temporary, defensive purposes; however, this policy shall not prevent the Fund from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

     If the shareholders of a Fund approve the modification of its fundamental restriction as proposed, that Fund intends to implement a non-fundamental, operating policy that provides that:

     Generally, the Fund may purchase and sell any type of derivative instrument (including, without limitation, futures contracts, options, forward contracts, swaps, caps, collars, floors and indexed securities). However, the Fund will only purchase or sell a particular derivative instrument if the Fund is authorized to invest in the type of asset by which the return on or value of the derivative instrument is primarily measured or, with respect to foreign currency derivatives, if the Fund is authorized to invest in foreign securities.

     This operating policy would replace the Fund's current, specific operating policies regarding options, futures contracts, forward contracts and other derivative instruments, many of which were adopted to satisfy state regulatory requirements. For example, this operating policy would, to the extent applicable to a particular Fund, replace its specific current operating policies: permitting only the purchase or sale of options or futures contracts for which there is a liquid secondary market; requiring that the Fund purchase or sell only listed options on domestic securities or otherwise limiting purchase and sale of over-the-counter options; limiting the percentage of the Fund's assets on which options may be written; limiting the percentage of the Fund's assets that the value of the premiums on options purchased by the Fund may represent; limiting the percentage of the Fund's assets that may be invested in or hedged with futures contracts and related options; and limiting the percentage of the Fund's assets that margin deposits on futures contracts or options on futures contracts may represent.

3.3 Modification of Fundamental Restriction Regarding Margin Purchases of Securities

     Funds to which this change applies:  All Funds.

     Discussion: Margin purchases involve the purchase of securities with money borrowed from a broker. "Margin" is the cash or eligible securities that the borrower places with the broker as collateral to secure the loan. Pursuant to its current fundamental restriction(s), each Fund is prohibited from purchasing securities on margin. With some exceptions, mutual funds are prohibited from entering into most types of margin purchases by applicable rules and policies adopted by the Securities and Exchange Commission ("SEC"). If this sub-proposal
3.3 is approved by the shareholders of a Fund, the Fund intends to implement a revised fundamental investment restriction (set forth below) that permits the Fund to purchase securities on margin under certain circumstances and makes clear that short-term credits necessary for the clearance of transactions and margin payments and other deposits make in connection with options, futures contracts, forward contracts, swaps and other derivative instruments are not considered purchasing securities on margin.

     Proposed Fundamental Investment Restriction: Each Fund's fundamental investment restriction is proposed to be revised to prohibit margin purchases except under conditions permitted by applicable SEC rules and would clarify that the Fund may make margin payments in connection with options, futures contracts and other financial instruments. The proposed fundamental investment restriction would provide that each Fund may not:

     Purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of transactions and that the Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

3.4  Modification of Fundamental Restriction Regarding Short Sales of Securities

     Funds to which this change applies:  All Funds.

     Discussion: In a short sale, an investor sells a borrowed security and has a corresponding obligation to the lender to return the identical security. In an investment technique known as a short sale "against the box," an investor sells securities short while owning the same securities in the same amount, or having the right to obtain equivalent securities. The investor could have the right to obtain equivalent securities, for example, through its ownership of warrants, options or convertible bonds.

     The fundamental restriction, as it is proposed to be modified, would permit the Fund to engage in short sales of securities against the box. In addition, the revised fundamental restriction would clarify that options, futures contracts, swaps, forward contracts and other financial instruments are not considered short sales.

     Proposed Fundamental Investment Restriction: Each Fund's fundamental investment restriction on short selling is proposed to be revised to provide that a Fund may not:

     Sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short); however, this policy does not prevent the Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, collars, floors and other financial instruments.

3.5 Elimination of Fundamental Restriction Regarding Investment in Warrants and Rights

     Funds to which this change applies: Growth Fund, International Growth Fund, Limited-Term Bond Fund and Total Return Fund.

     Discussion: If this sub-proposal 3.5 is approved by the shareholders of a Fund, that Fund will eliminate its current fundamental restriction regarding investment in warrants and rights. Each Fund will then have the ability to invest in warrants and rights without a percentage limitation. Each Fund intends, however, to operate in accordance with the fundamental restriction and operating policy as proposed in sub-proposal 3.2 above.
3.6  Elimination of Fundamental Restrictions Regarding Arbitrage Transactions

     Funds to which this change applies: All Funds (except Asset Strategy Fund).

     Discussion: If this sub-proposal 3.6 is approved by the shareholders of a Fund, that Fund will eliminate its current fundamental restriction that provides that the Fund may not engage in arbitrage transactions. The Fund intends to operate in accordance with the proposed fundamental restriction and new non-fundamental, operating policy as proposed in sub-proposal 3.2 above.

3.7 Elimination of Fundamental Restriction Regarding Investments in Issuers Whose Securities are Owned by Certain Persons

     Funds to which this change applies:  All Funds.

     Discussion: Each Fund currently has a fundamental investment restriction that prohibits it from purchasing or holding the securities of an issuer if the officers and directors of the Fund and WRIMCO who beneficially own more than 1/2 of 1% of the securities of that issuer together own beneficially more than 5% of the securities of that issuer. This restriction was originally adopted to address state securities law requirements in connection with the registration of Fund shares for sale in that state. Since the effectiveness of NSMIA, these state restrictions no longer apply.

     WRIMCO believes that this fundamental investment restriction should be eliminated. Although this restriction has not precluded Fund investments in the past, elimination of the restriction will potentially increase WRIMCO's flexibility when selecting investments for a Fund in the future. The ability of a Fund to invest in companies in which its Directors and officers, or its affiliates and their directors and officers, hold interests would continue to be restricted by the 1940 Act, whether or not the current fundamental investment restriction is eliminated.

3.8  Modification of Fundamental Policy Regarding Loans

     Funds to which this change applies:  All Funds.

     Discussion: Each of the Funds currently has a fundamental investment restriction that, in general, prohibits the Fund from making loans. For the Funds other than Asset Strategy Fund, the restriction expressly excludes "debt securities that have been sold to the public," as well as "other obligations customarily acquired by institutional investors" from the prohibition. For Asset Strategy Fund, this exception applies to the purchase of a portion of an issue of "debt securities."

     To eliminate any ambiguity or potential disparity in interpretation of the scope of these exceptions, each Fund's fundamental restriction regarding its ability to make loans is proposed to be modified to make clear that the Fund may buy "debt securities and other obligations consistent with its goal and its other investment policies and restrictions."

     Required Vote. Approval of each of the numbered changes contemplated by Proposal 3 with respect to a Fund requires the affirmative vote of a "majority of the outstanding voting securities" of that Fund, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented or (2) more than 50% of the outstanding shares of the Fund.

     If one or more of the numbered changes contemplated by Proposal 3 is not approved by shareholders of that Fund, the related existing fundamental restriction(s) of the Fund will continue in effect for that Fund, but disapproval of all or part of Proposal 3 by the shareholders of one Fund will not affect any approvals of Proposal 3 that are obtained with respect to any other Fund.

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 3.1 THROUGH 3.8,

                                 INCLUSIVE.

                       PROPOSAL 4: APPROVAL OF CHANGE TO
                          GOAL OF ASSET STRATEGY FUND

     Relevant Fund:  Asset Strategy Fund.

     Discussion: Proposal 4 is to approve the recommendation of WRIMCO and the Board of Directors to change Asset Strategy Fund's goal from seeking "high total return with reduced risk over the long term" to "high total return over the long term."

     Under the Fund's current investment policy, which is non-fundamental and by which the Fund seeks to achieve its goal, the Fund's assets are allocated among the following classes, or types, of investments. The stock class includes equity securities of all types. The bond class includes all varieties of fixed-income instruments with maturities of more than three years (including adjustable rate preferred stocks). The short-term class includes all types of short-term instruments with remaining maturities of three years or less.

     WRIMCO has the ability to allocate the Fund's assets among these classes within specified ranges. The Fund's mix indicates the benchmark for its combination of investments in each class over time. WRIMCO may change the mix within the specified ranges from time to time. Under normal circumstances, a single reallocation will not involve more than 10% of the Fund's total assets. The range and approximate percentage of the mix for each asset class are shown below.

          Mix                 Range
          ---------           ------
          Stock class         10-60%
          40%
          Bond class          20-60%
          40%
          Short-term class     0-70%
          20%

     WRIMCO believes that it is desirable to modify the specified range and mix for each asset class and that the Fund's goal, as it is proposed to be modified, would be more consistent with the desired range and mix than the current goal. In particular, if this Proposal 4 is approved by the shareholders of Asset Strategy, the Fund intends to (i) eliminate the operating policy regarding the 10% reallocation, and (ii) revise the specified ranges and mix as follows:
          Mix                      Range
          ---------                ------
          Stock class              0-100%
          70%
          Bond class               0-100%
          25%
          Short-term class         0-100%
          5%

     WRIMCO seeks to balance the investment risks undertaken by the Fund against the higher total returns that may be available by reducing exposure to the stock market during down cycles and allowing a higher allocation in the stock class during periods of strongly positive market performance. The Fund has the ability to take a more defensive posture by increasing its holdings in the bond or short-term class when WRIMCO believes that there exists a potential bear market, prolonged downturn in stock prices or significant loss in value.

     The proposed change to the Fund's goal does not reflect any current or contemplated change to any other investment policies of the Fund other than those described above, and it is not intended to reflect any change in the level of risk associated with an investment in the Fund. If the Proposal is not approved, the goal, policy, ranges and mix will remain unchanged.

     Required Vote: Approval of this Proposal 4 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are so present or represented or (2) more than 50% of the outstanding shares of the Fund.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                                FOR PROPOSAL 4.

                             ADDITIONAL INFORMATION

     The solicitation of proxies, the cost of which will be borne by the Funds, will be made primarily by mail, telephone or oral communications by representatives of each Fund, regular employees and sales representatives of W&R, W&R's affiliates, certain broker-dealers (who may be specifically compensated for such services), or by representatives of Management Information Services Corp., professional proxy solicitors, retained by the Funds who will be paid the following approximate fees for soliciting services set forth below. Each Fund will pay this firm for its share of the out-of-pocket expenses for doing so. Each Fund will pay a portion of the costs of the Meeting, including the costs of solicitation, allocated on the basis of the number of shareholder accounts of each Fund.

                                                                Soliciting Fees
                                                                   and Expenses
Fund                                                              (Approximate)


Total Return Fund                                                        $1,012
Growth Fund                                                               1,065
Limited-Term Bond Fund                                                       67
Municipal Bond Fund                                                          89
International Growth Fund                                                   259
Asset Strategy Fund                                                           64


                        RECEIPT OF SHAREHOLDER PROPOSALS

     As a general matter, the Corporation does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Corporation's shareholders should send such proposals to the Corporation at 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.


                                 OTHER BUSINESS

     The Corporation knows of no other business to be presented at the Meeting other than the matters set forth in this Proxy Statement. If any other matter or matters are properly presented for action at the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to in accordance with their judgment on such matter or matters. By signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

May 28, 1997             By Order of the Board of Directors
                         Sharon K. Pappas, Secretary

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A--Number of Outstanding Shares of Each Fund...................A-1

Exhibit B--Beneficial Ownership of Greater than 5% of Fund Shares......B-1

Exhibit C--Fund Ownership of Nominees and Current Board Members........C-1

Exhibit D--Summary of Futures Contracts, Options, Forward..............D-1
           Contracts, Swaps, Caps, Collars, Floors and
           Indexed Securities

Exhibit E--Existing Fundamental Restrictions Proposed..................E-1
           to Be Modified or Eliminated

                                                                       EXHIBIT A

NUMBER OF OUTSTANDING SHARES OF EACH FUND
                                                     Shares Outstanding
                                                          as of
Fund                                                    Record Date


Total Return Fund
  Class B                                              17,544,806
  Class Y                                                  29,630
Growth Fund
  Class B                                              10,691,374
  Class Y                                                  15,926
Limited-Term Bond Fund
  Class B                                               1,793,313
  Class Y                                                  11,712
Municipal Bond Fund
  Class B                                               3,463,928
  Class Y                                                      97
International Growth Fund
  Class B                                               4,389,835
  Class Y                                                  19,317
Asset Strategy Fund
  Class B                                               1,354,854
  Class Y                                                  13,156

                                                                       EXHIBIT B

BENEFICIAL OWNERSHIP OF GREATER THAN 5% OF ANY CLASS OF FUND SHARES

                                                       Number and Percentage
                                                   of Shares Beneficially Owned
Name and Address             Fund and Class Thereof         as of April 30, 1997


Liberty National Life
  Insurance Co.
2001 3rd Avenue South
Dirmingham, AL 35233          International Grwoth Fund
                              Class B                       495,398   11.24%

                                                                       EXHIBIT C

              FUND OWNERSHIP OF NOMINEES AND CURRENT BOARD MEMBERS

                               No. of Shares Held
                                     as of
                                April 30, 19971


                     Total                   Municipal      Limited-
                    Return    Growth           Bond         Term Bond
Name of Nominee      Fund      Fund            Fund           Fund
--------------      -----     -------        ---------      --------

Henry L. Bellmon     0           0             0            0

Dodds I. Buchanan    0           0             0            0

James M. Concannon   0           0             0            0

John A. Dillingham   0           0             0            0

Linda Graves         0           0             0            0

John F. Hayes        0           0             0            0

Glendon E. Johnson   0           0             0            0

William T. Morgan    0           0             0            0

Ronald K. Richey     0           0             0            0

William L. Rogers    0           0             0            0

Frank J. Ross, Jr.   0           0             0            0

Eleanor B. Schwartz  0           0             0            0

Keith A. Tucker      0           0             0            0

Frederick Vogel III  159         179           0            0

Paul S. Wise         0           0             0            0

All Directors and
executive officers
as a group*          159*        179*          0*           0*

*Less than 1% outstanding shares of the Fund


1 Unless otherwise stated, as of the date indicated, each Director had sole voting and investment power of shares owned.
                     International    Asset
                       Growth      Strategy
Name of Nominee         Fund         Fund
---------------     -------------  ---------

Henry L. Bellmon     0                0

Dodds I. Buchanan    0                0

James M. Concannon   0                0

John A. Dillingham   0                0

Linda Graves         0                0

John F. Hayes        0                0

Glendon E. Johnson   0                0

William T. Morgan    0                0

Ronald K. Richey     0                0

William L. Rogers    0                0

Frank J. Ross, Jr.   0                0

Eleanor B. Schwartz  0                0

Keith A. Tucker      0                0

Frederick Vogel III  0                0

Paul S. Wise         0                0


All Directors and
executive officers
as a group*          0*               0*

*Less than 1% outstanding shares of the Fund

EXHIBIT D

SUMMARY OF FUTURES CONTRACTS, OPTIONS, FORWARD CONTRACTS, SWAPS, CAPS, COLLARS,
                         FLOORS AND INDEXED SECURITIES

Futures Contracts

     When a Fund purchases a futures contract, it incurs an obligation to take delivery of a specified amount of the obligation underlying the contract at a specified time in the future for a specified price. When the Fund sells a futures contract, it incurs an obligation to deliver the specified amount of the underlying obligation at a specified time in return for an agreed upon price. U.S. futures contracts are traded on exchanges that have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant ("FCM"), or brokerage firm, which is a member of the relevant contract market. Through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange.

Options on Futures Contracts

     When a Fund writes an option on a futures contract, it becomes obligated, in return for the premium paid, to assume a position in the futures contract at a specified exercise price at any time during the term of the option. If a Fund has written a call, it assumes a short futures position. If a Fund has written a put, it assumes a long futures position. When a Fund purchases an option on a futures contract, it acquires the right, in return for the premium it pays, to assume a position in the futures contract (a long position if the option is a call and a short position if the option is a put).

Options on Securities, Currencies and Indices

     A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security or currency to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security or currency on or before a fixed date at a predetermined price. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts.

Forward Contracts

     A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward contract agreed upon by the parties, at a price set at the time of the forward contract. These forward contracts are traded directly between currency traders (usually large commercial banks) and their customers.

Swaps, Caps, Collars and Floors

     Swap agreements, including caps, collars and floors, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

     Swap agreements will tend to shift a Fund's investment exposure from one type of investment to another. For example, if a Fund agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease a Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

Indexed Securities

     Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Indexed securities may be more volatile than the underlying instruments.

Special Investments Considerations and Risks

     The use of options, futures contracts, options on futures contracts, forward currency contracts, swaps, caps, collars and floors, and the investment in indexed securities, involve special risks, including (i) possible imperfect or no correlation between price movements of the portfolio investments (held or intended to be purchased) involved in the transaction and price movements of the instruments involved in the transaction, (ii) possible lack of a liquid secondary market for any particular instrument at a particular time, (iii) the need for additional portfolio management skills and techniques, (iv) losses due to unanticipated market price movements, (v) the fact that, while such strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in investments involved in the transaction, (vi) incorrect forecasts by WRIMCO concerning interest or currency exchange rates or direction of price fluctuations of the investment involved in the transaction, which may result in the strategy being ineffective, (vii) loss of premiums paid by the Fund on options it purchases, and (viii) the possible inability of the Fund to purchase or sell a portfolio security at a time when it would otherwise be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain "cover" or to segregate securities in connection with such transactions and the possible inability of the Fund to close out or liquidate its position.

     For a hedging strategy to be completely effective, the price change of the hedging instrument must equal the price change of the investment being hedged. The risk of imperfect correlation of these price changes increases as the composition of the Fund's portfolio diverges from instruments underlying a hedging instrument. Such equal price changes are not always possible because the investment underlying the hedging instruments may not be the same investment that is being hedged. WRIMCO will attempt to create a closely correlated hedge but hedging activity may not be completely successful in eliminating market value fluctuation.
     WRIMCO may use derivative instruments for hedging purposes to adjust the risk characteristics of the Fund's portfolio of investments and may use these instruments to adjust the return characteristics of the Fund's portfolio of investments. The use of derivative instruments for speculative purposes can increase investment risk. If WRIMCO judges market conditions incorrectly or employs a strategy that does not correlate well with the Fund's investments, these techniques could result in a loss, regardless of whether the intent was to reduce risk or increase return. These techniques may increase the volatility of the Fund and may involve a small investment of cash relative to the magnitude of the risk assumed. In addition, these techniques could result in a loss if the counterparty to the transaction does not perform as promised or if there is not a liquid secondary market to close out a position that the Fund has entered into.

     The ordinary spreads between prices in the cash and futures markets, due to the differences in the natures of those markets, are subject to distortion. Due to the possibility of distortion, a correct forecast of general interest rate, foreign currency exchange rate or stock market trends by WRIMCO may still not result in a successful transaction. WRIMCO may be incorrect in its expectations as to the extent of various interest or foreign exchange rate movements or stock market movements or the time span within which the movements take place.

     Options and futures contracts may increase portfolio turnover rates, which results in correspondingly greater commission expenses and transactions costs and may result in certain tax consequences.

                                                                       EXHIBIT E

Existing Investment Restrictions Proposed to Be Modified or Eliminated

   (i) Total Return Fund, Growth Fund, Limited-Term Bond Fund, Municipal Bond Fund and International Growth Fund may not sell securities short, buy securities on margin or engage in arbitrage transactions; however, each of these Funds may make margin deposits in connection with its use of any financial instrument permitted by its policies. Also, as applicable, each of these Funds may enter into escrow and collateral arrangements in connection with options, futures contracts and other financial instruments. Asset Strategy Fund may not sell securities short, provided that transactions in futures contracts, options and other financial instruments are not deemed to constitute short sales. Asset Strategy Fund may not purchase securities on margin, except that this Fund may obtain such short-term credits as are necessary for the clearance of transactions, and provided that this Fund may make initial and variation margin payments in connection with transactions in futures contracts, options and other financial instruments.

   (ii) Total Return Fund, Growth Fund, Limited-Term Bond Fund, Municipal Bond Fund and International Growth Fund may not purchase warrants, except:
         Growth Fund may invest not more than 5% of its assets (at the time of investment) in warrants (other than those that have been acquired in units or attached to other securities), and of such 5%, no more than 2% of its assets (at the time of investment) may be invested in warrants that are not listed on the NYSE or the American Stock Exchange; and International Growth Fund may purchase warrants or rights to purchase securities ("rights") provided that the Fund will not purchase warrants or rights if as a result of such purchase more than 5% of its total assets would consist of warrants, rights or a combination thereof, not including warrants or rights acquired in units or attached to other securities.

   (iii) Total Return Fund, Growth Fund, Limited-Term Bond Fund, Municipal Bond Fund and International Growth Fund may not buy or sell commodities or commodity contracts except to the extent that instruments in which these Funds may invest for hedging, income enhancing or other purposes as such purposes may be permitted by the CFTC and the Fund's policies, are considered to be commodities or commodity contracts. Asset Strategy Fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities (but this shall not prevent this Fund from purchasing and selling currencies, futures contracts, options, forward currency contracts or other financial instruments).

   (iv) No Fund may buy or continue to hold securities of an issuer if the directors and officers of the Corporation and of WRIMCO (each owning beneficially 0.5% of the securities of such issuer) own in the aggregate more than 5% of that issuer's securities.

    (v) Total Return Fund, Growth Fund, Limited-Term Bond Fund, Municipal Bond Fund and International Growth Fund may not lend money or other assets, other than through certain limited types of loans; however, subject to the restrictions stated in this SAI and in the Prospectus regarding the types of securities each of these Funds may buy, each of these Funds may buy debt securities that have been sold to the public and other obligations customarily acquired by institutional investors and, except Municipal Bond Fund, may lend its portfolio securities and enter into repurchase agreements. Asset Strategy Fund may not make loans, except
        (a) by lending portfolio securities provided that no securities loan will be made if, as a result thereof, more than 10% of this Fund's total assets (taken at current value) would be lent to another party;
        (b) through the purchase of a portion of an issue of debt securities in accordance with its investment objective, policies, and limitations; and (c) by engaging in repurchase agreements with respect to portfolio securities.

WADDELL & REED FUNDS, INC.

THIS PROXY/AUTHORIZATION AND DIRECTION OF EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.

IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED "FOR" THAT PROPOSAL.

              NOTE:  YOUR PROXY IF NOT VALIE UNLESS IT IS SIGNED.


    Please fold an detach card at perforation.  Return bottom portion only.

                   Please vote by filling in the boxes below.

1.To elect as Directors
  H. Bellmon; D. Buchanan; J. Concannon, J. Dillingham; L. Graves; J. Hayes;
  G. Johnson; W. Morgan; R. Richey; W. Rogers; F. Ross; E. Schwartz; K. Tucker;
  F. Vogel; P. Wise

/ / FOR ALL
/ / WITHHOLD ALL

To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

________________________________________________________________________

2.To ratify the selection of            FORAGAINST  ABSTAIN
  Deloitte & Touche LLP                  / /   / /        / /
  as the Corporation's independent
  accountants for its current fiscal year

3.For each Fund:  To approve            FOR    AGAINST   ABSTAIN
  changes to certain of its             ALL*      ALL      ALL
  fundamental investment policies       / /       / /   / /
  and restrictions

   3.1 Repurchase Transactions
   3.2 Options, Commodities and Futures
   3.3 Margin Purchases
   3.4 Short Sales
   3.5 Warrants and Rights
   3.6 Arbitrage Transactions
   3.7 Securities Owned by Certain Persons
   3.8 Loans

 To vote against or abstain with respect to a particular proposed change, refer to the proxy statement for the changes applicable to the Fund and write the number of the sub-proposal on the below.

___________________________________________________________________________

4 For Asset Strategy Fund only:         FOR    AGAINST   ABSTAIN
  To approve a change in the Fund's goal   / /      / /           / /

                            YOUR VOTE IS IMPORTANT!

      To avoid the expense of adjourning the meeting to a subsequent date, please sign, date and return all proxies received in
                        the enclosed post-paid envelope.

    Please fold and detach card at perforation.  Return bottom portion only.

                             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith A. Tucker and Sharon K. Pappas, or either of them (or their substitutes), as attorneys and proxies of the undersigned, with full power of substitution to represent and vote all of the shares of the Waddell & Reed Funds, Inc. in which the undersigned own shares and which are entitled to be voted at the Special Meeting of Shareholders of the Waddell & Reed Funds, Inc. to be held July 24, 1997, at 10:00 a.m., local time, at 6300 Lamar Avenue, Overland Park, Kansas 66202, and any adjournment(s) thereof, and revoking all proxies heretofore given, as designated on the reverse side of this card. As to any other matter that may properly come before the meeting, the attorneys and proxies shall be authorized to vote in accordance with their best judgment. This proxy shall remain in effect for a period of one year from its date. Receipt of the Proxy Statement is hereby acknowledged.

                         Dated:  _________________________________, 1997

                         PLEASE SIGN IN BOX BELOW

                         Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such.
                         If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

                         _______________________________________________
                         /                                             /
                         /                                             /
                         /                                             /
                         _______________________________________________
                         Signature(s), Title(s), if applicable